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                          TAX INDEMNIFICATION AGREEMENT

          TAX INDEMNIFICATION AGREEMENT, dated as of ______, 2004 (the "Agreement"), among Cohen & Steers Capital Management, Inc., a New York corporation (the "Company"), Cohen & Steers, Inc., a Delaware corporation (the "Parent") and the persons listed on the signature page hereto (individually, a "Stockholder" and, collectively, the "Stockholders").

          WHEREAS, the Company has been an "S corporation" (as defined in section 1361(a)(1) of the Code (as hereinafter defined)) for federal tax purposes since July 1, 1986.

          WHEREAS, the Company and the Stockholders plan to terminate the S corporation status of the Company prior to the closing of the Public Offering by way of a merger of a wholly-owned subsidiary of Parent with and into the Company with the Company becoming a wholly-owned subsidiary of Parent, and, as a result, the Company will be a "C corporation" (as defined in section 1361(a)(2) of the Code) beginning on the Termination Date (as hereinafter defined); and

          WHEREAS, Parent, the Company and the Stockholders desire to address certain matters among themselves in respect of the allocation of taxable income and liability for taxes; and

          WHEREAS, Parent, the Company and the Stockholders wish to provide for the termination of this Agreement such that it has no effect should the Public Offering (as hereinafter defined) not close.

          NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          1.1. DEFINITIONS.

          The following terms as used herein have the following meanings:

          "Adjustment Amount" means the net increase in taxable income of one or more of the Stockholders, the Company or Parent based on a Final Determination and that gives rise to a payment pursuant to Section 3.3 or 3.4 hereof.

          "Affected Stockholder" means a Stockholder whose tax returns are adjusted in a manner which gives rise to an obligation of the Company pursuant to Section 3.3 hereof.

          "Closing Date" means the date on which the Public Offering closes.




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          "Code" means the Internal Revenue Code of 1986, as amended.

          "C Short Year" means that portion of the Company's year beginning on the Termination Date until and including the last day of the S Termination Year.

          "C Taxable Year" means any taxable year (or portion thereof) of the Company during which the Company is a C corporation for federal income tax purposes, including the C Short Year.

          "Final Determination" means the final resolution of any income or franchise tax liability (including all related interest and penalties) for a taxable period. A Final Determination shall result from the first to occur of:

               (i) the expiration of 30 days after acceptance by the Internal Revenue Service of a Waiver of Restrictions on Assessment and Collection of Deficiency in Tax and Acceptance of Overassessment (the "Waiver") on Federal Revenue Form 870 or 870-AD (or any successor comparable form or the expiration of a comparable period with respect to any comparable agreement or form under the laws of any other jurisdiction), unless, within such period, the applicable taxpayer gives notice of that taxpayer's intention to attempt to recover all or part of any amount paid pursuant to the Waiver by filing a timely claim for refund;

               (ii) a decision, judgment, decree or other order by a court of competent jurisdiction that is not subject to further judicial review (by appeal or otherwise) and has become final;

               (iii) the execution of a closing agreement under section 7121 of the Code or the acceptance by the Internal Revenue Service or its counsel of an offer in compromise under section 7122 of the Code or the execution of a comparable agreement under the laws of any other jurisdiction;

               (iv) the expiration of the time for filing a claim for refund or for instituting suit in respect of a claim for refund disallowed in whole or part by the Internal Revenue Service or any other relevant taxing authority;

               (v) any other final disposition of the tax liability for such period by reason of the expiration of the applicable statute of limitations; or

               (vi) any other event that the parties hereto agree is a final and irrevocable determination of the liability at issue.

          "Public Offering" means the initial offering of shares of Common Stock, $0.01 par value per share, of Cohen & Steers, Inc. pursuant to the Registration Statement on Form S-1 originally filed by the Cohen & Steers, Inc. with the Securities and Exchange Commission on March 30, 2004.


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          "S Short Year" means that portion of the S Termination Year beginning on the first day of such taxable year and ending on the day immediately preceding the Termination Date.

          "S Taxable Year" means any taxable year (or portion thereof) of the Company during which the Company was an S corporation, including the S Short Year.

          "S Termination Year" means the taxable year of the Company that includes the Termination Date.

          "Taxing Authority" means the Internal Revenue Service or any comparable state or foreign taxing authority.

          "Tax Benefit" means any amount by which the tax liability of a Stockholder, Parent or the Company, as applicable, in any taxable year is actually reduced by reason of claiming, on a tax return for such year, a loss, deduction or credit for tax purposes arising from an Adjustment Amount in respect of which a payment was made pursuant to Section 3.3 or 3.4 after taking into account all other losses, deductions, credits or other tax attributes available to such Stockholder, Parent or the Company, as applicable.

          "Tax Detriment" means any amount by which the tax liability of a Stockholder, Parent or the Company, as applicable, in any taxable year is actually increased by reason of an Adjustment Amount, on a tax return for such year, in respect of which a payment was made pursuant to Section 3.3 or 3.4 after taking into account all other items of income, gain, loss, deductions or other tax attributes of such Stockholder, Parent or the Company, as applicable.

          "Termination Date" means the date on which the S corporation status of the Company will terminate as a result of the Company becoming a member of Parent's consolidated group in accordance with Treas. Reg. Section 1.1502-76(b)(1)(ii)(A).

                                   ARTICLE II

          TERMINATION OF S CORPORATION STATUS AND ALLOCATION OF INCOME

          2.1. TERMINATION OF S CORPORATION STATUS.

          The Company and the Stockholders shall cause the Company to terminate its S corporation status at least one day prior to the Closing Date.

          2.2. ALLOCATION ELECTION.

          Parent will elect to file a consolidated federal income tax return with the Company for the taxable year beginning on the Termination Date in accordance with Treas. Reg. Section 1.1502-75(a) and the Company shall consent to such election as required by Treas. Reg. Section 1.1502-75(b).


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                                  ARTICLE III

                                  OBLIGATIONS

          3.1. LIABILITY FOR TAXES INCURRED BY STOCKHOLDERS DURING THE S SHORT YEAR.

          Each Stockholder shall (a) duly include, in his or its own federal and state income tax returns, all items of income, gain, loss, deduction or credit attributable to the S Short Year in a manner consistent with the Form 1120S and the schedules thereto (and the corresponding state income or franchise tax forms and schedules) to be filed by the Company with respect to such period, (b) file such returns no later than the due date (including extensions, if any) for filing such returns, and (c) pay any and all taxes required to be paid for such Stockholder's taxable year that includes the S Short Year.

          3.2. LIABILITY FOR TAXES INCURRED BY THE COMPANY DURING THE S SHORT YEAR AND THE C SHORT YEAR.

          Parent and the Company, as applicable, shall (a) be responsible for and effect the filing of all federal and state income or franchise tax returns for the Company (including any consolidated or combined tax returns filed by Parent) with respect to the S Short Year and the C Short Year, (b) accurately prepare and timely file such Company returns, and (c) pay any and all taxes required to be paid by the Company for the C Short Year and S Short Year.

          3.3. COMPANY'S INDEMNIFICATION OF STOCKHOLDERS FOR TAX LIABILITIES.

          In the event of an adjustment to one or more tax returns of the Company for an S Taxable Year based on a Final Determination that results in a net increase in taxable income of a Stockholder and a corresponding adjustment to one or more tax returns of Parent or the Company, as applicable, for a C Taxable Year that results in a Tax Benefit to Parent or the Company, as the case may be, Parent or the Company shall pay to any Affected Stockholder an amount equal to the Affected Stockholder's Tax Detriment; provided, however, the total amount due under this Section 3.3 shall not exceed the Tax Benefit received by Parent or the Company, as the case may be, that is attributable to the relevant adjustment. The Tax Benefit shall be paid to the Affected Stockholders in the year in which the Tax Benefit is realized. Upon notification from the Affected Stockholder that a payment is due by such party to the appropriate Taxing Authority, Parent or the Company, as applicable, shall determine its Tax Benefit and pay such amount to the Affected Stockholder within thirty (30) business days of such determination; provided, however, that if the Tax Benefit results from the creation of a net operating loss, the Company shall pay the associated Tax Benefit to the Affected Stockholder thirty (30) business days after the utilization by Parent or the Company, as the case may be, in whole or in part, of such net operating loss.



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          3.4. STOCKHOLDERS' INDEMNIFICATION OF THE COMPANY FOR TAX LIABILITIES.

          (a) ADJUSTMENTS TO THE COMPANY'S TAXABLE INCOME. In the event of an adjustment of one or more tax returns of Parent or the Company, as the case may be, for a C Taxable Year based on a Final Determination which results in a net increase in taxable income of Parent or the Company, as applicable, for a C Taxable Year and a corresponding adjustment to one or more tax returns of the Company for an S Taxable Year which results in a Tax Benefit of the Company for the S Taxable Year, each Stockholder, severally but not jointly, agrees to contribute to the capital of Parent his pro rata share (based upon the relative amount of Company stock held by such Stockholder during the relevant time period) of an amount equal to the Tax Detriment; provided, however, the total amount due under this Section 3.4(a) shall not exceed such Stockholder's Tax Benefit that is attributable to the relevant adjustment. The Tax Benefit shall be paid to Parent in the year in which the Tax Benefit is realized.

          (b) ADJUSTMENTS ATTRIBUTABLE TO THE COMPANY'S S STATUS. Unless the Internal Revenue Service has determined that the termination of S corporation status was inadvertent pursuant to Section 1362(f), if, based on a Final Determination, the Company is deemed to have been a C corporation for federal, state or local income or franchise tax purposes during any period in which it reported (or intends to report) its taxable income as an S corporation, each Stockholder, severally but not jointly and subject to the limitations contained in Section 3.4(c), shall contribute to the capital of Parent his or its pro rata share (based upon the relative amount of Company stock held by such Stockholder during the relevant time period) of an amount equal to the taxes, penalties and interest incurred by the Company as a result of the Company being deemed to have been a C corporation.

          (c) LIMIT ON INDEMNIFICATION AMOUNT. Notwithstanding the provisions of this Section 3.4, all payments required to be made by any Stockholder to the Company pursuant to Section 3.4(b) shall not exceed the total distributions made to such Stockholder by the Company to pay such Stockholder's income tax liabilities related to the taxable years for which the Company has suffered a Tax Detriment as a result of it being deemed to have been a C corporation on or prior to the Termination Date.

          (d) TIME OF INDEMNIFICATION PAYMENT. The Stockholders shall contribute to the capital of Parent any amounts calculated in accordance with this Section
3.4 within 30 business days after the first to occur of (i) the receipt of the refund from the appropriate Taxing Authority attributable to such adjustment, or
(ii) delivery of a notice from the Company that a payment is due by the Company to the appropriate Taxing Authority.

          3.5  GROSS UP FOR ADDITIONAL TAX.

          In all events and to the extent not otherwise reimbursed, the Company hereby agrees that if any payment pursuant to this Article III is deemed to be taxable income to a Stockholder, the amount of such payment to the Stockholders shall be increased by an amount necessary to equal the Stockholder's additional Tax Detriment resulting from the receipt of a payment pursuant to this Article III related to such amount (including, without limitation, any taxes on such additional amounts) so that the net payment, after reduction for any Tax Detriment associated with its receipt, is equal to the amount of the Tax Detriment in respect of which such payment pursuant to this Article III is made; provided, however, that such additional amount shall not exceed the sum of (i) the Tax Benefit to the Company from such payment under this


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Article III and (ii) the excess of any Tax Benefit of the Company from the
Adjustment Amount over the amount of the payment under this Article III.

                                   ARTICLE IV

                              CONTESTS/COOPERATION

          4.1. CONTESTS.

          Whenever the Stockholders, the Company or Parent becomes aware of an issue that they or it believe could result in a Final Determination which could give rise to a payment or indemnification obligation under Article III, the Stockholders, the Company or Parent (as the case may be) shall promptly give notice of the issue to the other parties hereto. The Stockholders and their representatives, at their expense, shall be entitled to participate in all conferences and meetings with or proceedings before the Internal Revenue Service or any other Taxing Authority with respect to the issue. The parties shall consult and cooperate with each other in the negotiation and settlement or litigation of any adjustment that may give rise to any payment or indemnification obligation under Article III. All decisions with respect to such negotiation and settlement or litigation shall be made by the parties after full, good faith consultation or pursuant to the dispute resolution provisions of Section 4.2.

          4.2. DISPUTE RESOLUTION.

          (a) If the parties hereto are, after negotiation in good faith, unable to agree upon the appropriate application of the provisions of this Agreement, the controversy shall be settled by a "Big 4" (or equivalent) accounting firm, other than the Company's independent public accountants, chosen by the Company and a majority of the Stockholders (the "Accounting Firm"). The decision of the Accounting Firm with respect thereto shall be final, and Parent, the Company or the Stockholders, as applicable, shall immediately pay any amounts due under this Agreement pursuant to such decision. The applicable expenses of the Accounting Firm shall be borne one-half by the Company and one-half by the Stockholders unless the Accounting Firm specifies otherwise.

          (b) In the event that any of the Stockholders, the Company or Parent receives notice, whether orally or in writing, of any federal, state, local or foreign tax examination, claim, settlement, proposed adjustment or related matter that may affect in any way the liability of a Stockholder under this Agreement, such Stockholder, the Company or Parent, as applicable, shall within ten days notify the other parties hereto in writing thereof; provided, however, that any failure to give such notice shall not reduce a party's right to indemnification under this Agreement except to the extent of actual damage incurred by the other parties as a result of such failure. The party or parties who would be required to indemnify ( the "Indemnifying Party") the other party or parties (the "Indemnified Party") shall be entitled in their reasonable discretion and at their sole expense to handle, control and compromise or settle the defense of any matter that may give rise to a liability under this Agreement; provided, however, that such Indemnifying Party from time to time provides assurances reasonably satisfactory to the Indemnified Party that


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(i) the Indemnifying Party is financially capable of pursuing such defense to its conclusion, and (ii) such defense is actually being pursued in a reasonable manner.

          4.3. COOPERATION.

          The parties shall make available to each other, as reasonably requested, and to any Taxing Authority all information, records or documents relating to any liability for taxes covered by this Agreement and shall preserve such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof. The party requesting such information shall reimburse the other party for all reasonable out-of-pocket costs incurred in producing such information.

          4.4. COSTS.

          Except to the extent otherwise provided herein, each party shall bear his own costs in connection with this Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

          5.1. COUNTERPARTS AND FACSIMILE.

          This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which counterparts collectively shall constitute a single instrument representing the agreement among the parties hereto. Transmission of facsimile copies of an executed counterpart of a signature page of this Agreement will have the same effect as delivery of the manually executed counterpart of this Agreement.

          5.2. CONSTRUCTION OF TERMS.

          Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

          5.3. GOVERNING LAW.

          This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York.

          5.4. AMENDMENT AND MODIFICATION.

          This Agreement may be amended, modified or supplemented only by a writing executed by all the parties hereto.



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          5.5. ASSIGNMENT.

          Except by operation of law or in connection with the sale of all or substantially all the assets of a party, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by the Stockholders without the written consent of the Company and Parent or by the Company or Parent without the written consent of the Stockholders. Any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

          5.6. INTERPRETATION.

          The title, article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not in any way affect the meaning or interpretation of this Agreement.

          5.7. SEVERABILITY.

          In the event that any one or more of the provisions of this Agreement shall be held to be illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality or enforceability of the remainder of this Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provision with an enforceable provision approximating, to the extent possible, the original intent of the parties.

          5.8. ENTIRE AGREEMENT.

          This Agreement embodies the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          5.9. FURTHER ASSURANCES.

          Subject to the provisions of this Agreement, the parties shall acknowledge such other instruments and documents and take all other actions that may be reasonably required in order to effectuate the purposes of this Agreement.

          5.10. WAIVERS, ETC.

          No failure or delay on the part of any party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement nor consent to any departure by the parties therefrom shall in any event be effective unless it shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given.



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          5.11. SET-OFF.

          All payments to be made by any Stockholder under this Agreement shall be made without set-off, counterclaim or withholding, all of which are expressly waived.

          5.12. CHANGE OF LAW.

          If, due to any change in applicable law or regulations or the interpretation thereof by any court or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement shall be impracticable or impossible, the parties shall use their best efforts to find an alternative means to achieve the same or substantially the same results as are contemplated by such provision.

          5.13. NOTICES.

          All notices under this Agreement shall be validly given if in writing and delivered personally or sent by registered mail, postage prepaid at the respective addresses set forth below

          If to the Company or Parent, at:

               Cohen & Steers Capital Management, Inc.
               757 Third Avenue
               New York, New York 10017
               Attention: General Counsel

          If to a Stockholder, at:

               c/o Cohen & Steers Capital Management, Inc.
               757 Third Avenue
               New York, New York 10017
               Attention: General Counsel

or at such other address as any party may, from time to time, designate in a written notice given in a like manner. Notice given by mail shall be deemed delivered five calendar days after the date mailed.

          5.14. TERMINATION OF AGREEMENT.

          This Agreement shall terminate and be void, as if it never had been executed, if the Closing Date does not occur on or before December 31, 2004.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         COHEN & STEERS CAPITAL MANAGEMENT, INC.


                                         By
                                            ------------------------------------
                                            Name:
                                            Title:


                                         ---------------------------------------
                                         Martin Cohen


                                         ---------------------------------------
                                         Robert H. Steers


                                         Michele Cohen, as Trustee for
                                         THE MARTIN COHEN 1998 FAMILY TRUST


                                         ---------------------------------------
                                         Lauren J. Steers, as Trustee for
                                         ROBERT H. STEERS FAMILY TRUST


                                         ---------------------------------------


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